EMPLOYMENT AGREEMENT  ("Agreement"),  dated as of June 1, 2000, between
Digital Privacy, Inc., a Delaware corporation (the "Company"), and Courtney Banks ("Employee").

         WHEREAS, the Company is desirous of employing Employee to further the business purposes of the Company; and

         WHEREAS, Employee is desirous of being employed by the Company on the terms provided herein;

         NOW, THEREFORE, the Company and Employee agree as follows:

         1. Employment. The Company hereby agrees to employ Employee on a full time basis as a software engineer; and Employee hereby agrees to accept such employment and perform the duties of such position. Employee shall report to and be under the direction and control of the President, the Chief Technology Officer and the Board of Directors of the Company, and shall have the usual and necessary authority, duties and responsibilities of a software engineer. Employee shall devote substantially all of her business time and attention to the business of the Company and to promoting its best interests. However, Employee may engage in non-competitive commercial activities, provided the Board of Directors determines that such activity does not interfere with Employee's performance of her duties hereunder.

         2. Term of Employment. Subject to the provisions for termination hereinafter provided, the term of Employee's employment hereunder shall be three
(3) years from the date of this Agreement with subsequent automatic successive one (1) year renewal periods until or unless terminated in accordance with this Agreement (the "Term"). This Agreement shall not renew if the party electing not to renew sends the other party written notice of such party's election not to renew at least sixty (60) days prior to the termination of the then current Term or any subsequent renewal Term.

         3. Place of Performance. In connection with her employment by the Company, Employee shall remain, at her option, in the vicinity of the metropolitan area of Washington, D.C. and shall not be required to relocate to any other location as a condition of such employment .

         4. Compensation and Expenses.

         (a) The Company shall pay to the Employee a base salary at a rate of $100,000 per year, payable in accordance with the normal payroll practices of the Company. On each anniversary date of this Agreement, the base salary shall be increased by the amount of the consumer inflation index for the previous 12 months, as reported in the Wall Street Journal.

         (b) During the Term, the Company shall reimburse Employee for all reasonable Company related travel, entertainment and other business expenses reasonably necessary and appropriate for the performance of her duties hereunder, including without being limited to, home office expenses, home telecommunication (including one dedicated land line, cellular and on-line) expenses, and coach travel between Washington, D.C. and either the Company's New Jersey or Minnesota offices (it being understood that Employee will not be expected to make more than one round trip to each office in any calendar year during the Term), if so required by the Company, provided that Employee submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect for other employees of the Company.

         (c) Employee shall be granted 60,000 Stock Options on the date hereof, one-twelfth of which shall vest on the first day of each calendar month, commencing on the date hereof. The exercise price of all options granted shall be $2.00 per share. Employee shall also be granted an additional 36,000 Stock Options on each of the first two anniversaries of the date hereof, which shall vest at a rate of 3,000 options per month, commencing with the anniversary date. The exercise price of all these additional options granted shall be either (i) in the absence of a public trading market, $2.00 per share of common stock, or
(ii) 75% of the average trading price of such common stock over the consecutive ten day trading period ending on the anniversary date. Upon the occurrence of an event described in Section 6(a) or (b), all options shall be accelerated and shall vest in full automatically.

         (d) The shares underlying the options to be delivered to Employee shall have piggy back registration rights.

         (e) At the time of any exercise, the purchase price for the shares underlying the option being exercised, may be paid, at the option of Employee, in cash (or cash equivalent), in shares of common stock of the Company with the fair market value the ten day average of the closing price prior to the date of exercise equal to the purchase price, a combination of cash and shares of common stock on the date of the exercise of the option, by note or any other method approved by the Board of Directors.

         4. Compensation and Expenses.

         5. Employee Benefit Plans.

         (a) During the term of Employee's employment under this Agreement, Employee, and her family, shall be entitled to participate, to the extent they are eligible, in all employee benefit plans in effect for Employees of the Company during the term of this Agreement, including without limitation, health, disability, unemployment insurance, 401(k), profit sharing and a retirement plan.

         (b) During the term of Employee's employment, Employee shall be entitled to three weeks paid vacation, Vacation time may be carried over and accrued to the next year. Employee shall be permitted to take one additional week of vacation without pay.

         6. Termination.

         (a) Death. Employee's employment hereunder shall terminate upon her death.

         (b) Disability. In the event of Employee's disability, the Company shall give Employee Notice of Termination (as hereinafter defined) which shall take effect thirty (30) days after the date it is sent to Employee. Disability shall mean that the Employee has become mentally incapacitated or disabled to the extent that he has been legally adjudicated incompetent and a conservator, guardian, custodian, trustee or other fiduciary has been appointed to handle her business affairs, or physically incapacitated or disabled to the extent that for a period of sixty consecutive days or any ninety days out of one hundred and eighty consecutive days, she is unable to perform her duties for the Company in her customary fashion.

         (c) Cause. The Company may terminate Employee's employment hereunder for Cause.

         For the purpose of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon (i) Employee's conviction of, or plea of "no contest" to, any felony; or (ii) a final award by an arbitration panel with jurisdiction over Employee that Employee has committed an act of fraud, misappropriated funds or property of the Company for Employee's own use, embezzled property of the Company or materially intentionally breached any specific provision of this Agreement.

         (d) Good Reason. This Agreement may be terminated by Employee for "Good Reason" upon sixty (60) days written notice to the Company. Good Reason is defined to include (i) a material change in the nature or scope of Employee's responsibilities, duties or authority, (ii) failure by the Company to comply with this Agreement, (iii) ill health of the Employee or a member of her family, or any other compelling circumstance, which in the sole discretion of Employee makes her continued employment impossible or inappropriate, (iv) the Company is involuntarily compelled by its creditors or a court of proper jurisdiction to file for bankruptcy and/or (v) a change in control of the Company. For purposes of this provision, "a change in control" shall mean the sale, transfer or conveyance of fifty-one percent or more of either (i) the outstanding voting equity securities of the Company, or (ii) the material assets of the Company, to a person or entity not already an "Affiliate"of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) on the date such change in control occurs.

         (e) Notice of Termination. Any purported termination by the Company pursuant to subsections (b) or (c) shall be communicated by written Notice of Termination to the Employee. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision indicated.

         (f) Date of Termination. The effective date of termination shall be:

         (i) If Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of her duties on a full-time basis during such thirty (30) day period);

         (ii) If Employee's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, though not earlier than the date of such Notice; and

         (iii) If Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

         7.   Compensation   and  Other  Matters  Upon   Termination  or  During
Disability.

         (a) If Employee's employment shall be terminated by reason of her death or disability, the Company shall pay her or her Estate, as the case may be, an amount equal to her then monthly salary multiplied by the number of years she shall have been employed by the Company, payable in cash in one lump sum no later than thirty days following such termination.

         (b) If Employee is terminated for Cause, she shall receive only her salary to the Date of Termination and all unvested stock options shall be canceled immediately and be null and void.

         (c) If Employee is terminated without Cause by the Company, resigns for Good Reason or an election by the Company not to renew this Agreement, Employee will be entitled to receive, within ninety days of such termination, a lump sum payment equal to the lesser of (i) the full value of the remaining Term of this Agreement or (ii) an amount equal to half her then monthly salary multiplied by the number of years she shall have been employed by the Company. In addition, the Company shall maintain in full force and effect, for either one (1) year or the remainder of the then current Term, whichever is shorter, all employee benefit plans and programs, life insurance and health insurance plans in which Employee participated in immediately prior to Employee's Termination. The amounts to be paid or delivered to Employee under this subsection shall be deemed Employee's severance for her termination. The parties acknowledge that Employee shall have no obligation to mitigate her damages and that payments shall be absolute, unconditional and without any right of offset notwithstanding any income earned from his ownership interest in the Company or from any other sources and notwithstanding the amount of potential or actual income or earnings of Employee during the time period in which such severance payment is due to Employee.

         (d) Should Employee become disabled, she shall continue to receive compensation until Terminated in accordance with Section 6 but her salary shall be reduced during the period of disability by the amounts received by Employee under the Company's long-term disability programs, if any.

         8. Confidentiality. Employee hereby acknowledges that certain information and materials relating to the Company, its products and the various phases of their operations including, without limitation, trade secrets, formulas, source codes, specifications, drawings, customer, distributor and supplier lists, books, manuals and other data (collectively, "Confidential Materials"), heretofore or hereafter obtained by or entrusted to her in the course of her association with the Company (whether prior to or after the date hereof), is and/or will be of a confidential or proprietary nature, not generally known to the Company's competitors, and that the Company would likely be economically or otherwise disadvantaged or harmed by the direct or indirect disclosure of any of the Confidential Materials. Employee shall, at all times, both during and after the term of this Agreement, hold all of the Confidential Materials in strictest confidence and not use for his own benefit or for the benefit of any other person or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the ordinary course of business of the Company), or render any services to any person, firm corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by Employee, directly or indirectly, (other than in the ordinary course of business of the Company), without the Company's prior written consent. Upon the termination of Employee's employment, Employee shall return all Confidential Materials to the Company.

         9. Ownership and Return of Materials. All materials and all other tangible media of expression (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to Employee by the Company, shall remain the sole property of the Company. Upon termination of Employee's employment, Employee will promptly (but no later than thirty (30) days after the earlier of the materials furnished to Employee's employment or the Company's request): (a) deliver to the Company all tangible media of expression that are in Employee's possession, custody or control that relate in any matter to the past, present or anticipated business and affairs of the Company (including, without limitation, any such materials or media that contain or constitute Confidential Information of the Company or its vendors, suppliers, strategic partners, clients or customers); and (c) furnish to the Company written certification of Employee's compliance with Employee's obligations under this Section 9.

         10. No Expectation of Privacy.Employee recognizes and agrees that she has no expectation of privacy with respect to the Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Employee's activities and any files or messages on or using any of the Company's systems may be monitored at any time without notice.

         11. Non-Solicitation. Subject to the provisions of Section 10, during this Agreement and for a period of one (1) year following the conclusion of this Agreement (the "Limited Period"), Employee shall not, directly or indirectly,
(i) hire, solicit, or encourage to leave the employ of the Company or any affiliated entity, any person employed by the Company or any affiliated entity or (ii) participate in the solicitation of any business of any type presently being conducted or which may from time to time be conducted by the Company or any affiliated entity during the Limited Period from any person or entity which was, or which from time to time may be, a customer of the Company or any affiliated entity during the Limited Period.

         12. Non-Competition. During the Limited Period, and within a ten mile radius of Washington D.C. Employee shall not be engaged or interested, directly or indirectly, as an officer, director, stockholder (excepting a less than one percent (1%) interest in a like publicly traded company), employee, partner, individual proprietor, investor or consultant, or in any other manner or capacity whatsoever, in any like business in which the Company or any affiliated entity at the time of such termination conducts, without the prior written approval of the Company; provided, however, that if any provision of Section 9 or this Section 10 would be held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to, and shall, modify such scope, duration or area, or all of them, to the minimum extent necessary to make such provision, as so modified, enforceable, and such provision shall then be applicable in such modified form.

         13. Enforcement of Confidentiality, Non-Solicitation and Non-Competition Agreements. Employee hereby acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him of any provision of Sections 8, 11 or 12, of this Agreement and that the Company will suffer irreparable damage and injury as a result of any such breach.
Accordingly, in the event of Employee's breach or threatened breach of any provision of Sections 8, 11 or 12 of this Agreement, Employee hereby consents to the granting of all equitable remedies against her which any court of competent jurisdiction shall find necessary and appropriate in order to keep Employee from committing or continuing any such breach or threatened breach. Notwithstanding anything herein to the contrary, Employee shall have no obligation or liability under Sections 11 or 12 of this Agreement upon Termination of this Agreement by the Company without Cause.

         14. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, one day after timely delivery to a nationally recognized commercial overnight carrier, or three (3) days after being mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If, to Employee:

                           Courtney Banks
                           ______________________
                           Washington, D.C. _____


                           If, to the Company:

                           Digital Privacy, Inc.
                           4820 Minnetonka Blvd., Suite 410
                           St. Louis Park, MN 55416

                           Attention: Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. Arbitration. Any and all controversies, claims or disputes arising out of or relating to this Agreement, or the breach thereof (other than as covered in Section 14), shall be solely and exclusively settled by arbitration in accordance with the Commercial Arbitration Rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA"). The arbitration shall take place in New York, New York. Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the state and Federal courts located in the State of New York in connection with any matter arising out of the foregoing arbitration or this Agreement, including but not limited to confirmation of the award rendered by the Arbitrator and enforcement thereof by entry of judgment thereon or by any other legal remedy. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 14 of this Agreement or in any other manner permitted by applicable law.

         16. Miscellaneous.

         (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.

         (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.

         (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

         (d) Section headings contained in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.

         (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within said State.

         (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, provided that Employee shall assume the positions as negotiated between the Company and any such other entity it consolidates or merges with. This Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Employee. However, the restrictions of Sections 8 and 9 shall be binding upon Employee's heirs, executors, administrators and legal representatives.

         (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement.

         (h) In the event of a default in the payment of any compensation or other benefit to Employee, and such default is not cured within fifteen (15) days written notice to the Company of such default, the balance of compensation and other benefits due or to become due hereunder shall become immediately due and payable to Employee.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and Employee as of the date first written above.

                                       DIGITAL PRIVACY, INC.


                                    By:_________________________________________
                                        Name: Howard Miller
                                        Title:   President and CEO



                                        ________________________________________
                                        COURTNEY BANKS, Employee